Exhibit 99.1
PowerSecure Reports Third Quarter Results
Growth Progression Continues, Revenues Increase 45% to a Record $38 Million, and Backlog Grows to $149 Million
Wake Forest, N.C. — November 3, 2011 — PowerSecure International, Inc. (Nasdaq: POWR) today reported its third quarter 2011 results, including record revenue of $38.2 million which increased 45% on a year-over-year basis compared to the third quarter of 2010, and increased 27% on a sequential basis compared to the second quarter of 2011. Third quarter 2011 diluted earnings per share (“E.P.S.”) were $0.05, which compares on a year-over-year basis to $0.03 in the third quarter of 2010, and on a sequential basis to $0.90 of GAAP E.P.S. and $0.00 of Non-GAAP E.P.S. in the second quarter of 2011. The Company’s Non-GAAP E.P.S. for the second quarter of 2011 includes adjustments to GAAP E.P.S. to exclude the gain on the sale of its non-core WaterSecure business and charges related to the exit of its PowerPackages business (see Non-GAAP reconciliation, below). Third quarter 2011 diluted E.P.S. from continuing operations were $0.05, which compares on a year-over-year basis to ($0.01) in the third quarter of 2010, and on a sequential basis to $0.90 of GAAP E.P.S. and $0.00 of Non-GAAP E.P.S. in the second quarter of 2011.
The Company’s record third quarter revenue of $38.2 million continues the consistent growth progression demonstrated throughout 2011, with revenue increases across business lines driven by the expansion of its base of utility partners, a growing customer roster, and the introduction and sales of new products and services:

($ in 000’s)	4Q10	1Q11	2Q11	3Q11
Revenue by Product/Service
Distributed Generation	10,254	11,202	12,856	19,999

Utility Infrastructure	6,785	7,578	11,510	13,300

Energy Efficiency	3,966	4,933	5,851	4,930

Total Revenue	21,005	23,713	30,217	38,229
The Company also announced that an additional $14 million of new business has been added to its revenue backlog from new business received in late-October. This new business is in addition to the $15 million of new awards announced on October 11, 2011. As a result, the Company’s revenue backlog stands at $149 million, representing revenue expected to be recognized after September 30, 2011, for periods including the fourth quarter of 2011 onward. This backlog figure compares to $147 million of revenue backlog announced in conjunction with the Company’s second quarter earnings release issued on August 4, 2011.
Sidney Hinton, CEO of PowerSecure, said, “2011 is a very gratifying year for the PowerSecure team, as our growth initiatives have accelerated our top-line growth, and we are realizing the positive bottom-line impact of these revenue increases as the year unfolds. We are building a business platform with increasing diversity in areas where we can utilize our core competencies to serve a growing list of utility partners and customers with products and services that have significant long-term potential. We are building a strong foundation to achieve our mid-range goal of $300 million in revenue and double-digit operating margins by 2015. Importantly, we are achieving our near-term results while at the same time succeeding in our long-term strategic objectives of growing our product lines and growing our Distributed Generation recurring revenue business, which posted another record quarter. Our growth strategies are working, and we are pleased with the progress we are making toward unlocking our revenue and profit potential.”

The Company’s $11.9 million, or 45.3% year-over-year quarterly revenue increase, was driven by an increase in Distributed Generation revenues of $6.3 million, or 46.1%, as well as an increase in Utility Infrastructure revenues of $7.2 million, or 118.1%, partially offset by a decrease in Energy Efficiency revenues of $1.6 million, or 24.5%. On a sequential basis, compared to the second quarter of 2011, the Company’s $8.0 million , or 26.5% revenue increase was driven by an increase in Distributed Generation revenues of $7.1 million, or 55.6%, and an increase in Utility Infrastructure revenues of $1.8 million, or 15.6%, partially offset by a decrease in Energy Efficiency revenues of $0.9 million, or 15.7%.
The Company’s third quarter gross margin as a percentage of revenue was 30.5% compared to 32.6% in the third quarter of 2010 and 25.4% in the second quarter of 2011. The lower year-over-year gross margins were driven by approximately $0.8 million, or 2.0 percentage points, of additional fuel costs incurred from the extensive operation during the months of July and August of a PowerSecure-owned distributed generation system which serves a Midwest utility, due to record Summer heat causing high demand on the utility system. Excluding this incremental fuel cost, the Company’s third quarter gross margin was 32.5%. Additionally, period-to-period gross margins were affected, as they are each quarter, by the specific mix of projects completed in each period, and by the relative mix of higher-margin Distributed Generation revenues compared to lower-margin Utility Infrastructure service revenues in each period.
The Company’s strong quarterly revenue and profit results were achieved while at the same time the platform of Company-owned recurring revenue Distributed Generation projects continued to build. The Company invested $3.8 million in capital to deploy systems under high margin long-term recurring revenue contracts, although these projects result in deferred current period revenue and profit recognition. Since the start of 2011, the Company has invested $11.4 million of capital to deploy these projects in support of its long-term growth and profit objectives. These investments have grown its recurring revenue business to record levels, with third quarter recurring revenue reaching $4.1 million, which would have been approximately $3.8 million excluding the incremental operation of the Distributed Generation system discussed above due to the extraordinary Summer heat. This adjusted figure is approximately double compared to the prior year’s third quarter.
Operating expenses for the third quarter of 2011 were $11.3 million on a GAAP basis, and $10.8 million on a Non-GAAP basis after adjusting for $0.5 million of operating expenses related to the wind-down of the Company’s PowerPackages business, which it is in the process of exiting (see Non-GAAP financial measures, below). This compares to $9.5 million in the third quarter of 2010. The year-over-year increase in operating expenses is due to “step-up investments” the Company has made to expand and grow each of its Interactive Distributed Generation, Utility Infrastructure, and Energy Efficiency businesses. These expenses support new product and customer development, engineering, personnel and equipment, as well as additional sales and marketing activities, and include increases in depreciation from capital expenditures for recurring revenue distributed generation systems.
During the third quarter of 2011 the Company also realized revenue of $1.6 million and gross margin of $0.4 million from the sale of inventory related to the wind-down of its PowerPackages business. These inventory sales, combined with $0.5 million of PowerPackages operating expenses discussed above, generated a pre-tax loss from PowerPackages exit activities of $0.1 million. In addition, the Company recognized a pre-tax gain of just under $0.1 million related to positive adjustments to the purchase price of the sale of its WaterSecure investment, which was completed in the second quarter. In accordance with GAAP, each of these items was recorded as a component of continuing operations during the third quarter. However, because these businesses have been sold or are in the process of being exited by the Company, Non-GAAP Pro-forma results of operations are provided below to adjust for this small WaterSecure gain on sale and PowerPackages wind-down loss (see Non-GAAP financial measures, below). Adjusting for these items, Non-GAAP diluted E.P.S. was $0.05 for the Company’s third quarter, essentially the same as GAAP diluted E.P.S of $0.05.

The Company’s $149 million revenue backlog and the estimated timing of revenue recognition are outlined below, including “project-based revenues” expected to be recognized as projects are completed, and “recurring revenues” expected to be recognized over the life of the contracts:
Revenue Backlog expected to be recognized after September 30, 2011

	Anticipated	Estimated Primary
Description	Revenue	Recognition Period

Project-based Revenue — Near term	$59 Million	4Q11 through 2Q12
Project-based Revenue — Long term	$21 Million	3Q12 through 2013
Recurring Revenue	$69 Million	4Q11 through 2019

Revenue Backlog expected to be recognized after September 30, 2011	$149 Million

Note:
Anticipated revenue and estimated primary recognition periods are subject to risks and uncertanities as indicated in the Company’s safe harbor statement, below. Consistent with past practice, these figures are not intended to constitute the Company’s total revenue over the indicated time periods, as the Company has additional, regular on-going revenues. Examples of additional, regular recurring revenues include revenues from the engineering fees, and service revenue, among others. Numbers may not add due to rounding.

Orders in the Company’s revenue backlog are subject to delay, deferral, acceleration, resizing, or cancellation from time to time. Given the irregular sales cycle of customer orders, and especially of large orders, the revenue backlog at any given time is not necessarily an accurate indication of our future revenues.
The Company will host a conference call commencing today at 5:30 p.m. eastern time to discuss its third quarter 2011 results, business operations, strategic initiatives and prospects for the future. The conference call will be webcast live and can be accessed from the Investor Relations section of the Company’s website at www.powersecure.com. Participants can also access the call by dialing 888-679-8034 (or 617-213-4847 if dialing internationally), and providing pass code 33260174. If you are unable to participate during the live webcast, a replay of the conference call will be available beginning today at 8:30 p.m. eastern time through midnight on December 1, 2011. To listen to the replay, dial toll-free 888-286-8010 (or 617-801-6888 if dialing internationally), and enter pass code 53518420. In addition, the webcast will be archived on the Company’s website at www.powersecure.com.

About PowerSecure
PowerSecure International, Inc. is a leading provider of Energy and Smart Grid Solutions to electric utilities, and their commercial, institutional, and industrial customers. PowerSecure’s Energy and Smart Grid Solutions businesses provide products and services in the areas of Energy Efficiency, Interactive Distributed Generation, and Utility Infrastructure. The Company is a pioneer in developing Interactive Distributed Generation® systems with sophisticated, proactive smart grid capabilities, including the ability to 1) forecast electricity demand and electronically deploy the systems to deliver more efficient, and environmentally friendly power at peak power times, 2) provide utilities with dedicated electric power generation capacity to utilize for demand response purposes, and 3) provide customers with the most dependable standby power in the industry. PowerSecure also provides utilities with transmission and distribution infrastructure construction and maintenance services, and engineering and regulatory consulting services. The Company’s Energy Efficiency business provides customers with energy efficient lighting technologies that deliver improved quality of light, including its proprietary EfficientLights LED lighting products for grocery, drug, and convenience stores, and its SecureLiteTM and PowerLiteTM street lights for utilities and municipalities which are available through its EnergyLite business unit. Additional information is available at www.powersecure.com.
This press release contains forward-looking statements within the meaning of and made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are all statements other than statements of historical facts, including but not limited to statements concerning the outlook for the Company’s future revenues, earnings, margins, cash resources and cash flow and other financial and operating information and data; the Company’s future business operations, strategies and prospects; and all other statements concerning the plans, intentions, expectations, projections, hopes, beliefs, objectives, goals and strategies of management, including statements about other future financial and non-financial items, performance or events and about present and future products, services, technologies and businesses; and statements of assumptions underlying the foregoing. Forward-looking statements are not guarantees of future performance or events and are subject to a number of known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from those expressed, projected or implied by such forward-looking statements. Important risks, uncertainties and other factors include, but are not limited to, the on-going downturn, disruption and volatility in the economy, financial markets and business markets and the effects thereof on the Company’s markets and customers, the demand for its products and services, and the Company’s access to capital; the size, timing and terms of sales and orders, including the Company’s revenue backlog discussed in this press release, and the risk of customers delaying, deferring or canceling purchase orders or making smaller purchases than expected; the effects of the sale of Southern Flow business and WaterSecure investment and the Company’s strategy of monetizing its non-core businesses on the Company’s financial condition and results of operations; the effects of exiting the Company’s PowerPackages business, including current and future charges related to the exit plan, and timing of the completion of the exit and wind-down activities; the timely and successful development, production and market acceptance of new and enhanced products, services and technologies of the Company; the ability of the Company to obtain adequate supplies of key components and materials of sufficient reliability and quality for its products and technologies on a timely and cost-effective basis and the effects of related warranty claims and disputes; the ability of the Company to successfully expand its core distributed generation products and services, to successfully develop and achieve market acceptance of its new energy-related businesses, to successfully expand its recurring revenue projects, to manage its growth and to address the effects of any future changes in utility tariff structures and environmental requirements on its business solutions; the effects of competition; changes in customer and industry demand and preferences; the ability of the Company to continue the growth and diversification of its customer base; the ability of the Company to attract, retain, and motivate its executives and key personnel; changes in the energy industry in general and the electricity, oil, and natural gas markets in particular, including price levels; the effects of competition; the ability of the Company to secure and maintain key contracts and relationships; the effects of pending and future litigation, claims and disputes; and other risks, uncertainties and other factors identified from time to time in its reports filed with or furnished to the Securities and Exchange Commission, including the Company’s most recent Annual Report on Form 10-K, as well as subsequently filed reports on Form 10-Q and Form 8-K. Accordingly, there can be no assurance that the results expressed, projected or implied by any forward-looking statements will be achieved, and readers are cautioned not to place undue reliance on any forward-looking statements. The forward-looking statements in this press release speak only as of the date hereof and are based on the current plans, goals, objectives, strategies, intentions, expectations and assumptions of, and the information currently available to, management. The Company assumes no duty or obligation to update or revise any forward-looking statements for any reason, whether as the result of changes in expectations, new information, future events, conditions or circumstances or otherwise.
Contact
Chris Hutter
Chief Financial Officer
PowerSecure International, Inc.
(919) 453-1760

PowerSecure International, Inc.
Consolidated Statements of Operations (unaudited)
($000’s except per share data)

	Three Months Ended		Nine Months Ended
	September 30,	September 30,	September 30,	September 30,
	2011	2010	2011	2010

Revenue	38,229	26,316	92,159	76,509
Cost of sales	26,582	17,747	65,183	50,098

Gross Profit	11,647	8,569	26,976	26,411

Operating expenses
General and administrative	9,168	7,388	25,596	21,176
Selling, marketing, and service	1,279	1,383	3,657	3,777
Depreciation and amortization	858	756	2,499	2,011

Total operating expenses	11,305	9,527	31,752	26,964

Operating income (loss)	342	(958)	(4,776)	(553)

Other income (expense)
Gain on sale of unconsolidated affiliate	44	0	21,830	0
Equity income from unconsolidated affiliate	0	598	1,559	2,435
Management fees from unconsolidated affiliate	0	136	282	432
Interest income and other income	31	24	73	77
Interest expense	(168)	(177)	(454)	(457)

Income (loss) before income taxes	249	(377)	18,514	1,934
Income tax benefit (provision)	493	(42)	(1,763)	(475)

Net income (loss) from continuing operations	742	(419)	16,751	1,459

Discontinued operations — income from operations (net of tax)	0	777	0	1,587
Discontinued operations — gain on sale (net of tax)	0	0	5,636	0

Net income (loss)	742	358	22,387	3,046
Net income attributable to noncontrolling interest	230	132	573	(15)

Net income (loss) attributable to PowerSecure International, Inc.	972	490	22,960	3,031

Summary of Amounts Attributable to PowerSecure International, Inc. shareholders
Income from continuing operations (net of tax)	972	(287)	17,324	1,444
Income from discontinued operations (net of tax)	0	777	5,636	1,587

Net income (loss) attributable to PowerSecure International, Inc.	972	490	22,960	3,031

EARNINGS PER SHARE AMOUNTS (“E.P.S”) ATTRIBUTABLE TO POWERSECURE INTERNATIONAL, INC. SHAREHOLDERS:
Continuing Operations
Basic	0.05	(0.01)	0.92	0.08

Diluted	0.05	(0.01)	0.91	0.08

Discontinued Operations
Basic	0.00	0.04	0.30	0.09

Diluted	0.00	0.04	0.29	0.08

Net Income
Basic	0.05	0.03	1.22	0.17

Diluted	0.05	0.03	1.20	0.16

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING
Basic	18,966	18,640	18,848	17,942

Diluted	19,163	18,640	19,122	18,447

PowerSecure International, Inc.
Condensed Consolidated Balance Sheets (unaudited)
($000’s)

	September 30,	December 31,
	2011	2010
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	32,692	8,202
Trade receivables, net of allowance for doubtful accounts	47,322	29,290
Assets of discontinued operations held for sale	0	12,183
Inventories	24,441	25,011
Current deferred income taxes	1,667	1,731
Prepaid expenses and other current assets	658	933

Total Current Assets	106,780	77,350

PROPERTY, PLANT, AND EQUIPMENT:
Equipment	35,660	24,946
Furniture and fixtures	281	280
Land, building, and improvements	5,874	5,720

Total property, plant, and equipment at cost	41,815	30,946
Less accumulated depreciation and amortization	7,485	5,899

Property, plant, and equipment, net	34,330	25,047

OTHER ASSETS:
Goodwill	7,970	7,970
Deferred income taxes, net of current portion	154	1,244
Restricted annuity contract	2,358	2,306
Intangible rights and capitalized software, net of accum amort	1,768	1,942
Investment in unconsolidated affiliate	195	4,346
Other assets	273	324

Total other assets	12,718	18,132

TOTAL ASSETS	153,828	120,529

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES
Accounts payable	8,549	8,438
Accrued and other liabilities	16,629	10,986
Liabilities of discontinued operations held for sale	0	1,411
Current income taxes payable	395	251
Current unrecognized tax benefit	287	954
Current portion of capital lease obligations	828	796

Total current liabilitees	26,688	22,836

LONG-TERM LIABILITIES
Revolving Line of Credit	10,000	5,000
Capital lease obligations, net of current portion	3,022	3,647
Unrecognized tax benefit	731	749
Other long-term liabilities	2,236	1,053

Total long-term liabilities	15,989	10,449

STOCKHOLDERS’ EQUITY
Perferred stock — undesignated	0	0
Preferred stock — Series C	0	0
Common stock	190	187
Additional paid-in-capital	116,308	114,791
Accumulated deficit	(6,529)	(29,489)

Total PowerSecure International, Inc. stockholders’ equity	109,969	85,489
Noncontrolling Interest	1,182	1,755

Total stockholders’ equity	111,151	87,244

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	153,828	120,529

PowerSecure International, Inc.
Condensed Consolidated Statement of Cash Flows (unaudited)
($000’s)

	Nine Months Ended
	September 30,	September 30,
	2011	2010
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	22,387	3,046
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Gain on sale of unconsolidated affiliate	(21,830)	0
Income from discontinued operations	(5,636)	(1,587)
Depreciation and amortization	2,499	2,011
Stock compensation expense	1,376	1,270
Distributions to noncontrolling interest shareholder	0	(877)
Loss on writedown or disposal of equipment	420	29
Deferred income taxes	1,154	0
Equity in income of unconsolidated affiliate	(1,559)	(2,435)
Distributions from unconsolidated affiliate	1,537	2,225
Changes in operating assets and liabilities, net of effect of acquisitons:
Trade receivables, net	(18,032)	(5,927)
Inventories	570	(2,249)
Other current assets and liabilities	(248)	402
Other noncurrent assets and liabilities	1,163	429
Accounts payable	111	169
Restructuring charges	0	(325)
Accrued and other liabilities	5,537	(2,938)

Net cash provided by (used in) continuing operations	(10,551)	(6,757)
Net cash provided by (used in) discontinued operations	0	1,808

Net cash provided by (used in) operating activities	(10,551)	(4,949)

CASH FLOWS FROM INVESTING ACTIVITIES:
Additions to property, plant and equipment	(13,743)	(3,695)
Additions to intangible rights and software development	(365)	(518)
Acquisitions	0	(4,413)
Proceeds from sale of property, plant and equipment	12	21
Proceeds from sale of unconsolidated affiliate	25,974	0
Proceeds from sale of discontinued operations	16,515	0
Discontinued operations investing activities	0	(147)

Net cash provided by (used in) investing activities	28,393	(8,752)

CASH FLOWS FROM FINANCING ACTIVITIES:
Net borrowings (payments) on revolving line of credit	5,000	7,500
Proceeds from sale-leaseback transactions	2,097	0
Payments on capital lease obligations	(593)	(563)
Proceeds from stock option and warrant exercises, net of shares tendered	144	1,263

Net cash provided by (used in) financing activities	6,648	8,200

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	24,490	(5,501)

CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR	8,202	20,169

CASH AND CASH EQUIVALENTS AT END OF PERIOD	32,692	14,668

PowerSecure International, Inc.
Non-GAAP Pro-forma Financial Measures — 3Q11
Results of Operations Excluding PowerPackages Business Exit and WaterSecure Gain

		Adjustments for PowerPackages Exit Activities
		and WaterSecure Gain on Sale
	As Reported	WaterSecure	PowerPackages	Pro-forma
	3Q11	Gain on Sale	Exit Activities	3Q11

Revenue	38,229		(1,645)	36,584
Cost of sales	26,582		(1,210)	25,372

Gross Profit	11,647	0	(435)	11,212

Gross Profit % Revenue	30.5%			30.6%
Operating expenses
General and administrative	9,168		(376)	8,792
Selling, marketing, and service	1,279		(161)	1,118
Depreciation and amortization	858			858

Total operating expenses	11,305	0	(537)	10,768

Operating income (loss)	342	0	102	444

Other income (expense)
Gain on sale of unconsolidated affiliate	44	(44)		0
Equity income from unconsolidated affiliate	0			0
Management fees from unconsolidated affiliate	0			0
Interest income and other income	31			31
Interest expense	(168)			(168)

Income (loss) before income taxes	249	(44)	102	307
Income tax benefit (provision)	493	17	(38)	471

Net income (loss) from continuing operations	742	(28)	64	778

Discontinued operations — income from operations (net of tax)	0	0	0	0
Discontinued operations — gain on sale (net of tax)	0	0	0	0

Net income (loss)	742	(28)	64	778
Net income attributable to noncontrolling interest	230			230

Net income (loss) attributable to PowerSecure International, Inc.	972	(28)	64	1,008

Summary of Amounts Attributable to PowerSecure International, Inc. shareholders
Income from continuing operations (net of tax)	972	(28)	64	1,008
Income from discontinued operations (net of tax)	0	0	0	0

Net income (loss) attributable to PowerSecure International, Inc.	972	(28)	64	1,008

EARNINGS PER SHARE AMOUNTS (“E.P.S”) ATTRIBUTABLE TO POWERSECURE INTERNATIONAL, INC. SHAREHOLDERS:
Continuing Operations
Basic	0.05	0.00	0.00	0.05

Diluted	0.05	0.00	0.00	0.05

Discontinued Operations
Basic	0.00	0.00	0.00	0.00

Diluted	0.00	0.00	0.00	0.00

Net Income
Basic	0.05	0.00	0.00	0.05

Diluted	0.05	0.00	0.00	0.05

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING
Basic	18,966	18,966	18,966	18,966

Diluted	19,163	19,163	19,163	19,163

PowerSecure International, Inc.
Non-GAAP Pro-forma Financial Measures — 2Q11
Results of Operations Excluding WaterSecure Gain on Sale and PowerPackages Exit Plan Charges

		Adjustments for WaterSecure Gain on Sale,
		and PowerPackages Exit Plan Charges
	As Reported	WaterSecure	PowerPackages	Pro-forma
	2Q11	Gain on Sale	Charges	2Q11

Revenue	30,217			30,217
Cost of sales	22,547		(1,692)	20,855

Gross Profit	7,670	0	1,692	9,362

Gross Profit % Revenue	25.4%			31.0%
Operating expenses
General and administrative	8,509		(383)	8,126
Selling, marketing, and service	1,220			1,220
Depreciation and amortization	835			835

Total operating expenses	10,564	0	(383)	10,181

Operating income (loss)	(2,894)	0	2,075	(819)

Other income (expense)
Gain on sale of unconsolidated affiliate	21,786	(21,786)		0
Equity income from unconsolidated affiliate	548			548
Management fees from unconsolidated affiliate	114			114
Interest income and other income	22			22
Interest expense	(144)			(144)

Income (loss) before income taxes	19,432	(21,786)	2,075	(279)
Income tax benefit (provision)	(2,339)	2,622	(250)	34

Net income (loss) from continuing operations	17,093	(19,164)	1,825	(245)

Discontinued operations — income from operations (net of tax)	0	0	0	0
Discontinued operations — gain on sale (net of tax)	0	0	0	0

Net income (loss)	17,093	(19,164)	1,825	(245)
Net income attributable to noncontrolling interest	159			159

Net income (loss) attributable to PowerSecure International, Inc.	17,252	(19,164)	1,825	(86)

Summary of Amounts Attributable to PowerSecure International, Inc. shareholders
Income from continuing operations (net of tax)	17,252	(19,164)	1,825	(86)
Income from discontinued operations (net of tax)	0	0	0	0

Net income (loss) attributable to PowerSecure International, Inc.	17,252	(19,164)	1,825	(86)

EARNINGS PER SHARE AMOUNTS (“E.P.S”) ATTRIBUTABLE TO POWERSECURE INTERNATIONAL, INC. SHAREHOLDERS:
Continuing Operations
Basic	0.91	(1.02)	0.10	0.00

Diluted	0.90	(1.00)	0.10	0.00

Discontinued Operations
Basic	0.00	0.00	0.00	0.00

Diluted	0.00	0.00	0.00	0.00

Net Income
Basic	0.91	(1.02)	0.10	0.00

Diluted	0.90	(1.00)	0.10	0.00

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING
Basic	18,857	18,857	18,857	18,857

Diluted	19,146	19,146	19,146	19,146

Non-GAAP Pro-forma Financial Measures:
Our references to our third quarter 2011 “Non-GAAP Pro-forma” financial measures of revenue, gross profit, gross margin as a percentage of revenue, operating expenses, operating income, net income from continuing operations, net income, net income attributable to PowerSecure International, Inc., diluted E.P.S. from continuing operations, diluted E.P.S. from discontinued operations, and diluted E.P.S. discussed and shown above constitute non-GAAP financial measures. They refer to our GAAP results, adjusted to show the results 1) without the gain on the sale of our WaterSecure investment (identified in our financial statements as our unconsolidated affiliate), with the third quarter 2011 amount representing a small positive adjustment from the gain on the sale which was announced and recorded in the Company’s second quarter of 2011, and 2) without the wind-down activity and charges related to the plan to exit our PowerPackages business, which was announced and initiated in the Company’s second quarter of 2011. For each of these two items we are utilizing a 37.5% effective tax rate to calculate their impact on net income.
Our references to our second quarter 2011 “Non-GAAP Pro-forma” financial measures of revenue, gross profit, gross margin as a percentage of revenue, operating expenses, operating income, net income from continuing operations, net income, net income attributable to PowerSecure International, Inc., diluted E.P.S. from continuing operations, diluted E.P.S. from discontinued operations, and diluted E.P.S. discussed and shown above constitute non-GAAP financial measures. They refer to our GAAP results, adjusted to show our results 1) without the gain on the sale of the WaterSecure investment (identified in our financial statements as our unconsolidated affiliate), 2) without the charges related to the write-down of assets in conjunction with our plan to exit our PowerPackages business, and 3) after allocating the tax expense incurred in our second quarter to each of the elements of our Non-GAAP Pro-forma reconciliation utilizing the second quarter of 2011’s effective tax rate, reflecting that virtually all of our tax net operating loss carry forwards (“NOL’s”) will be utilized as a result of the gain on the sale of our WaterSecure business.
We believe providing non-GAAP measures which show our pro-forma results with these items adjusted is valuable and useful as it allows our management and our board of directors to measure, monitor and evaluate our second and third quarter 2011 operating performance with the same consistent financial context as the business was managed and evaluated throughout the 2011 fiscal year. Additionally, because our WaterSecure business was sold in June, 2011, and our PowerPackages exit plan was also initiated in June, 2011, these Non-GAAP Pro-forma measures are not indicative of our current or future results.
We believe these Non-GAAP Pro-forma measures also provide meaningful information to investors in terms of enhancing their understanding of our second and third quarter 2011 operating performance and results, as they allow investors to more easily compare our financial performance on a consistent basis with the way it was reported and evaluated throughout 2011. These Non-GAAP Pro-forma measures also correspond with the way the majority of analysts’ current financial estimates are calculated. Our Non-GAAP Pro-forma measures should be considered only as supplements to, and not as substitutes for or in isolation from, our other measures of financial information prepared in accordance with GAAP, such as GAAP revenue, operating income, net income from continuing operations, net income, net income attributable to PowerSecure International, Inc., diluted E.P.S. from continuing operations, diluted E.P.S. from discontinued operations, and diluted E.P.S.
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